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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 5, 2002



                            IMPERIAL SUGAR COMPANY
            (Exact name of registrant as specified in its charter)



          TEXAS                        1-10307                 74-0704500
(State or other jurisdiction   (Commission File Number)      (IRS Employer
     of incorporation)                                    Identification No.)


         ONE IMPERIAL SQUARE
            P. O. BOX 9
          SUGAR LAND, TEXAS                                       77487
(Address of principal executive offices)                        (Zip Code)



      Registrant's telephone number, including area code: (281) 491-9181
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Item 5 - Other Events

     On April 5, 2002, Imperial Sugar Company and the lenders under its principal credit agreement entered into the First Amendment to Restructuring Credit Agreement which, among other things, modified financial covenants as of March 31, 2002 and changed the borrowing base revolving credit limit calculation for the three months ending June 30, 2002. Additionally, Imperial Sugar Company and General Electric Capital Corporation entered into Amendment No. 2 to the Receivables Funding Agreement.


Item 7 - Financial Statements, Pro Forma Financial Information & Exhibits

     (c)  Exhibits

         99.1 First Amendment to Restructuring Credit Agreement among Imperial Sugar Company, the several lenders from time to time parties thereto and Harris Trust and Savings Bank as Administrative Agent and Collateral Agent, dated April 5, 2002.

         99.2 Amendment No. 1 dated February 6, 2002 to the Receivables Funding Agreement by and among Imperial Sugar Company, Imperial Distributing, Inc., Imperial Sugar Securitization, LLC and General Electric Capital Corporation.

         99.3 Amendment No. 2 dated April 5, 2002 to the Receivables Funding Agreement by and among Imperial Sugar Company, Imperial Distributing, Inc., Imperial Sugar Securitization, LLC and General Electric Capital Corporation.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   IMPERIAL SUGAR COMPANY



Date: April 10, 2002               By:  /s/ J. Chris Brewster
                                        ---------------------
                                        J. Chris Brewster
                                        Managing Director and
                                        Chief Financial Officer
                                       (Principal Financial Officer)